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DTE ENERGY LETTERHEAD
                                                                     Exhibit 5-4

                                                                 January 2, 1996

DTE Energy Company
2000 Second Avenue
Detroit, Michigan 48226

Gentlemen:

         With respect to the Registration Statement on Securities and Exchange Commission Form S-8 (the "Registration Statement") to be filed on or about the date hereof by DTE Energy Company, a Michigan corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 10,000,000 shares of the Common Stock, without par value, of the Company (the "Common Stock"), and related interests to be offered pursuant to and in connection with the Detroit Edison Savings & Investment Plans (the "Plans"), I, as Vice President and General Counsel of the Company and The Detroit Edison Company, in conjunction with members of the Legal Department of The Detroit Edison Company, have examined such documents and questions of law as I have considered necessary or appropriate for the purposes of this opinion, and, on the basis of such examination, I advise you as follows:

         1. Proper corporate proceedings have been taken by the Company so that the Common Stock has been validly authorized; and when (i) the Registration Statement has become effective under the Securities Act of 1933, as amended, and (ii) the Common Stock offered under the Plans has been delivered to the Trustee as contemplated in the Registration Statement, such Common Stock, will be validly issued, fully paid and non-assessable;

         2. When the Common Stock has been delivered to the Trustee as contemplated in the Registration Statement, the related interests will be validly issued pursuant to the Plans; and

         3. Under the laws as presently in effect in the State of Michigan, the jurisdiction of incorporation of the Company and the jurisdiction in which the Company conducts its operations and has its principal office, the holders of fully paid Common Stock are not subject to any personal liability as shareholders.

         I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the captions "Description of Common Stock," "Experts" and "Legal Opinions" in the Prospectus dated October 7, 1994, as amended, relating to the Plans.

                                                         Very truly yours,



                                                         C. C. Nern

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